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                                                        Exhibit 8.3


                               February 25, 1998



Oasis Residential, Inc.
4041 East Sunset Road
Henderson, Nevada 89014

     Re:  Camden Property Trust
          Registration Statement on Form S-4
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Ladies and Gentlemen:

     We have acted as tax counsel to Oasis Residential, Inc., a Nevada corporation (the "Company"), in connection with the preparation of the
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registration statement (as amended from time to time and together with all exhibits thereto and all documents incorporated by reference therein, the "Registration Statement") on Form S-4 of Camden Property Trust, a Texas real
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estate investment trust, as filed with the Securities and Exchange Commission on
February 6, 1998 (file number 333-45817).

     This opinion is conditioned upon certain representations made by the Company as to factual matters through a certificate of an officer of the Company (the "Officer's Certificate"). In addition, this opinion is based upon the
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factual representations of the Company concerning its business and properties as set forth in the Registration Statement.

     In our capacity as such counsel, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments, as we have deemed necessary or appropriate for purposes of this opinion.

     In our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to authentic original documents of all documents submitted to us as copies.

     We are opining herein as to the effect on the subject transaction only of the federal income tax laws of the United States and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, the laws of any state or other jurisdiction or as to any matters of municipal law or the laws of any other local agencies with any state.

     Based upon the facts set forth in the Registration Statement and Officer's Certificate, it is our opinion that the Company was organized in conformity with the requirements for qualification as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"), commencing with its
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taxable year ending December 31, 1993, and its proposed method of operation will enable it to meet the requirements for qualification and taxation as such a real estate investment trust.

     No opinion is expressed as to any matter not discussed herein.
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     This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those set forth in the Registration Statement or Officer's Certificate may affect the conclusions stated herein. Moreover, the Company's qualification and taxation as a real estate investment trust depends upon the Company's ability to meet, through actual annual operating results, distribution levels and diversity of stock ownership, the various qualification tests imposed under the Code, the results of which have not been and will not be reviewed by Latham & Watkins. Accordingly, no assurance can be given that the actual results of the Company's operation for any one taxable year will satisfy such requirements.

     This opinion is rendered only to you and is solely for your use and the use of your shareholders in connection with the transactions set forth in the Registration Statement. This opinion may not be relied upon by you or your shareholders for any other purpose, or furnished to, quoted to or relied upon by any other person, firm or corporation for any purpose, without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Opinions" in the Registration Statement.

                                    Very truly yours,


                                    /s/ Latham & Watkins